UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2007

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On December 31, 2007, Cisco Systems, Inc. (“Cisco”) entered into a Transition Agreement with Charles H. Giancarlo (the “Transition Agreement”) under which Mr. Giancarlo will serve as consultant to Cisco for the term of the agreement, which is from December 31, 2007, the effective date of Mr. Giancarlo’s previously announced resignation as Executive Vice President, Chief Development Officer of Cisco, until June 30, 2008. Mr. Giancarlo will receive a monthly rate of $8,333 for his consulting services, and during the term of the Transition Agreement unvested stock options and restricted stock units held by Mr. Giancarlo will continue to vest and be governed by their existing terms. Either Cisco or Mr. Giancarlo may terminate the Transition Agreement at any time.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Transition Agreement dated as of December 31, 2007 by and between Cisco and Charles H. Giancarlo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: January 4, 2008	By:	/s/ Randy Pond
	Name:	Randy Pond
	Title:	Executive Vice President, Operations, Processes and Systems

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement dated as of December 31, 2007 by and between Cisco and Charles H. Giancarlo